UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 10, 2023

MULLEN AUTOMOTIVE INC.

__________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.    Termination of a Material Definitive Agreement.

On July 10, 2023, Mullen Automotive Inc. (the “Company” or “Mullen”), issued a termination notice to Lawrence Hardge and the following entities Global EV Technology, Inc. and EV Technology, LLC (collectively, “EVT”) terminating the Agreement dated April 17, 2023  between the Company and EVT. Pursuant to the Agreement, the parties agreed to jointly form and organize Mullen Advanced Energy Operations (“MAEO”) to develop, manufacture, market, sell, lease, distribute and service all products resulting from a device that is designed to extend the effective battery life (the “Technology”) and EVT would agree to license to MAEO the Technology and all intellectual property rights relating to the Technology.

The termination notice, which was sent after numerous attempts by the Company  to obtain adherence by EVT to the terms of the Agreement, references several breaches by EVT including (1) failing to execute documents evidencing an irrevocable, royalty free, worldwide exclusive license to the Technology and IP, in perpetuity, to MAEO, (2) refusing to conduct any tests of the Technology at a Mullen approved facility after the LOA, (3) repeatedly refusing to honor the terms of the Mutual Non-Disclosure Agreement signed April 14, 2023, and (4) failing to disclose all claims or threatened legal actions by any third parties related to the Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: July 11, 2023	By:	/s/ David Michery
David Michery
Chief Executive Officer